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                                    MAY 15, 1997
                                                              [LETTERHEAD LOGO]


Mr. John R. King Jr.
1557 Faringdon Drive
Plano, Texas 75075

Dear John:

I am pleased to extend to you an offer of employment to join the Tri-Star Aerospace Inc. (the "Company") team as Vice President of Information Systems, with initial responsibility for directing and managing the existing Tri-Star data systems and related personnel, and providing tbe Company with a vision and plan to lead our future systems development efforts. Your future duties may change depending on the needs of the Company, and may include duties which will fall outside the realm of information systems.

Your base compensation will be $10,000 per month, with eligibility for bonus compensation at the discretion of the Company. In addition, you will be eligible to participate in this month's private offering of common stock in Maple Leaf Aerospace, Inc. ("Maple Leaf") with a purchase of up to $50,000 in Maple Leaf common stock. You will receive option grants under Maple Leaf's 1996 Stock Option Plan (the "Option Plan") for the purchase of 540 additional common shares, one-half of which options shall be exercisable at a price of $231.59 per share, with the other half subject to escalating strike prices. All of the options shall be subject to (i) the attainment of company performance targets as set forth in the Option Plan and your grant letters,
(ii) deferred exercise schedules and (iii) various restrictions set forth in your grant letters, the MSOA, the Option Plan and other documents. Your participation in the Private Offering and the Option Plan shall be contingent upon execution of related documents acceptable to The Company, including but not limited to the Amended and Restated Management Stockholders and Optionholders Agreement (the "MSOA").

In the event your employment with Tri-Star is terminated by the Company for any reason other than for Cause (as defined in the MSOA), death, or disability (as defined in the MSOA), you will receive severance pay equal to one year of base compensation, payable in usual installments on pay days as if termination had not occurred. Because such severence pay is intended to provide security in case of lost earnings, it shall be reduced by an amount equal to any extent that you have earned income during the one year period following termination. In consideration for employment, you agree to the provisions of Attachment A.

You will be eligible for all of the standard benefits provided to employees, as outlined in the Tri-Star Aerospace. Inc. employee handbook for the United States employees. In addition, during your first year of employment you will accrue personal time at the rate of sixteen days (the rate applicable to employees who have already completed one year of employment), and any provisions precluding taking personal time during your first ninety days of employment will be waived.

John, we believe this is an excellent opportunity for you to join our management team, and we are all looking forward to working with you. To indicate your acceptance of the terms and conditions set forth herein, please sign in the space provided below.

Sincerely,

/s/ Bruce McInnis
-----------------------------
Bruce McInnis

                                                 Agreed,

                                                 /s/ John R. King, Jr.
                                                 -----------------------------
                                                 John R. King, Jr.

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                                  ATTACHMENT A

                                                              [LETTERHEAD LOGO]

1. NON-COMPETITION. During the term of his employment and for a period of one (1) year after termination thereof, John R. King, Jr. (the "Executive") expressly covenants and agrees that he shall not, without the express written consent of the Company, for his own account or jointly with any other person, directly or indirectly, own, manage, operate, join, control, loan money to, invest in, or otherwise participate in, or be connected with, or become or act as an officer, employee, consultant, representative or agent of any business, individual, partnership, firm or corporation (other than the Company and its subsidiaries and affiliates) which is in competition with any business in which the Company or any of its subsidiaries and affiliates are then engaged or planning to be engaged; PROVIDED, HOWEVER, that the Executive may purchase or own, solely as an inactive investor, the securities of any entity if (a) such securities are publicly traded on a nationally-recognized stock exchange or on NASDAQ and (b) the aggregate holdings of such securities by the Executive and his immediate family do not exceed three percent (3%) of the voting power or three percent (3%) of the capital stock of such entity.

2. NON-SOLICITATION. The Executive hereby agrees that during his employment for a period of one year after the termination thereof, he shall not, directly or indirectly, for his own account or jointly with another, or for or on behalf of any entity, as principal, agent or otherwise, (i) solicit or induce or in any manner attempt to solicit or induce any person employed by or acting as a consultant to or agent of the Company or any of its subsidiaries or affiliates to leave such position or (ii) interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between the Company or any of its subsidiaries or affiliates and any of the customers, clients or suppliers of the Company or any of its subsidiaries or affiliates.

3. CONFIDENTIAL INFORMATION. The Executive expressly covenants and agrees that he will not at any time, whether during or after the Term, directly or indirectly, disclose, use or permit the use of any trade secrets, confidential information or proprietary information of, or relating to, the Company or any of its subsidiaries or affiliates, other than as contemplated hereunder during the Term. Confidential or proprietary information shall not include information that is, at the time of receipt by Executive, in the public domain or is otherwise generally known in the industry or subsequently enters the public domain or becomes generally known in the industry through no fault of the Executive.

                                                 Agreed,

                                                 /s/ John R. King, Jr.
                                                 -----------------------------
                                                 John R. King, Jr.